As filed with the Securities and Exchange Commission on April 11, 2002

Registration No. 333-______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
_______________

ITLA CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4596322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

ITLA CAPITAL CORPORATION
1995 EMPLOYEE STOCK INCENTIVE PLAN
(Full title of the plan)

Dave M. Muchnikoff, P.C.
Craig M. Scheer, Esq.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007
(Name and address of agent for service)

(202) 295-4500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.01 per share	311,500 shares(1)	$28.46(2)	$8,865,290(2)	$816(2)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the common stock of ITLA Capital Corporation.
(2)	Calculated in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of $28.46 per share, which was the average of the high and low sale prices per share of the common stock on The Nasdaq Stock Market on April 10, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of ITLA Capital Corporation (the "Company"), authorized for issuance under the Company's 1995 Employee Stock Incentive Plan (the "Plan"). The contents of the Company's previously filed Registration Statement on Form S-8 (File No. 333-28901) relating to the Plan (the "Initial Registration Statement") are incorporated herein by reference, except for Items 3 and 8 of Part II of the Initial Registration Statement.

I-1
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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Certain Documents by Reference.

       The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"):

1.	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
2.	The description of the Company's common stock contained in Pre-Effective Amendment No. Two to the Company's Registration Statement on Form S-4 (File No. 333-03551) filed on June 19, 1996, and all amendments or reports filed for the purpose of updating that description.

       All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

       This incorporation by reference shall not be deemed to specifically incorporate by reference the information relating to the audit committee report (as permitted under Item 306 of Regulation S-K) or the board compensation committee report on executive compensation and performance graph (as permitted under Item 402(a)(8) of Regulation S-K) contained in any Company annual meeting proxy statement incorporated herein by reference. Nor shall this incorporation by reference be deemed to specifically incorporate by reference any information provided under Item 9 of any Current Report on Form 8-K of the Company incorporated herein by reference.

       The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Anthony A. Rusnak, Esq., Secretary, ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037; telephone number (858) 551-0511.

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       All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8.        Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit Number Attached Hereto

4.1	Certificate of Incorporation of the Company	Filed as an exhibit to the Company's Registration Statement on Form S-4 (Registration No. 333-03551), filed May 10, 1996

4.2	Bylaws of the Company	Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 0-26960)

4.3	Specimen form of common stock certificate of the Company	Filed as an exhibit to the Company's Registration Statement on Form S-4 (Registration No. 333-03551), filed May 10, 1996

5	Opinion of Silver, Freedman & Taff, L.L.P.	Attached as Exhibit 5

23.1	Consent of Silver, Freedman & Taff, L.L.P.	Included in Exhibit 5

23.2	Consent of Arthur Andersen LLP	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

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SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California on April 11, 2002.

ITLA CAPITAL CORPORATION

By:	/s/ George W. Haligowski George W. Haligowski, Chairman of the Board, President and Chief Executive Officer (Duly Authorized Representative)

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Haligowski and Timothy M. Doyle or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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/s/ George W. Haligowski		/s/ Timothy M. Doyle
George W. Haligowski Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)		Timothy M. Doyle Senior Managing Director and Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	April 11, 2002	Date:	April 11, 2002
/s/ Norval L. Bruce		/s/ Jeffrey L. Lipscomb
Norval L. Bruce Director		Jeffrey L. Lipscomb Director
Date:	April 11, 2002	Date:	April 11, 2002
/s/ Sandor X. Mayuga		/s/ Hirotaka Oribe
Sandor X. Mayuga Director		Hirotaka Oribe Director
Date:	April 11, 2002	Date:	April 11, 2002
/s/ Robert R. Reed
Robert R. Reed Director
Date:	April 11, 2002

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EXHIBIT INDEX
Exhibit Number

5	Opinion of Silver, Freedman & Taff, L.L.P.

23.2	Consent of Arthur Andersen LLP

END